UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2010
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 9, 2010, Lakes Ohio Development, LLC (“Lakes”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc. entered into an agreement (“Agreement”) with Quest Media Group, LLC (“Quest”), wherein Lakes agreed to pay a fee to Quest for assisting Lakes in partnering with Rock Ohio Ventures, LLC, and Penn Ventures, LLC (collectively the “Project Companies”) during 2009 and with MYOHIONOW.COM, LLC in 2008. In exchange for its services, Lakes shall pay Quest a fee equal to (a) 18% of Gross Distributions after payment of additional capital requirements of the Project Companies less (b) interest equal to 10% annually on outstanding amounts Lakes advanced to the Project Companies and MYOHIONOW.COM, LLC during 2008 and 2009. Gross distributions are defined as the cash received by Lakes from the Project Companies, less the amounts advanced to MYOHIONOW.COM, LLC in 2008 of approximately $27.8 million and amounts funded to the Project Companies in 2009 of approximately $4.3 million (“Advanced Amount”). The Advanced Amount shall be amortized over five years. Quest’s fee during the first five years of the Agreement will be capped at $500,000, with the remaining amount being paid to Lakes to repay Lakes for the Advanced Amount.
     A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	Finders Agreement by and between Lakes Ohio Development, LLC and Quest Media Group, LLC, effective March 9, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: March 11, 2010	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer